Exhibit 99.1

PRESS RELEASE

Cyren Announces First Quarter 2020 Financial Results

- - -

Net Loss Decreases And Company Launches New Cloud-based Anti-Phishing Product for Enterprises

McLean, Va. – May 13, 2020 – Cyren (NASDAQ: CYRN) today announced its first quarter 2020 financial results for the period ending March 31, 2020.

During the first quarter, Cyren reported quarterly revenues of $9.6 million, compared to $9.7 million during the first quarter of 2019. GAAP net loss for the quarter was $2.8 million, down 40% compared to the $4.6 million net loss reported during the first quarter of 2019, due to lower operating expenses compared to the prior year.

“Due to the Covid-19 pandemic, the first quarter was a very difficult period for companies around the globe,” said Brett Jackson, CEO of Cyren. “Despite the challenging external environment, our team remained focused and we exceeded our Q1 bookings target. We also experienced strong contract renewals during the period, including several large, multi-year agreements. Cybersecurity remains a priority for customers in our target markets. Given that most companies are now relying on a remote work environment, we do not see a relaxing of security postures. In fact, organizations are more reliant on email than ever, and protecting users from email-based threats is critical.”

First Quarter 2020 Financial Highlights:

●	Revenues for the first quarter of 2020 were $9.6 million, compared to $9.7 million during the first quarter of 2019.

●	GAAP net loss for the first quarter of 2020 was $2.8 million, compared to a net loss of $4.6 million in the first quarter of 2019, representing a decrease in loss of 40% year over year.

●	GAAP loss per basic and diluted share for the first quarter of 2020 was $0.05, compared to a loss of $0.08 per basic and diluted share for the first quarter of 2019.

●	Non-GAAP net loss for the first quarter of 2020 was $2.8 million, compared to a Non-GAAP net loss of $4.4 million for the first quarter of 2019, representing a decrease of 36%.

●	Non-GAAP loss per basic and diluted share was $0.05 for the first quarter of 2020, compared to a Non-GAAP loss of $0.08 per share in first quarter of 2019.

•	Cash used in operating activities during the first quarter of 2020 was $4.4 million, compared to operating cash usage of $1.3 million during the first quarter of 2019, when the company received a multi-year, multi-million dollar prepayment from one of its largest customers.

●	Net cash flow for the first quarter of 2020 was positive $3.5 million, compared to negative $5.1 million during the first quarter of 2019. Net cash flow in the quarter includes $9.4 million in financing activities as the result of a convertible debenture offering that closed in March.

●	Cash balance as of March 31, 2020, was $15.1 million, compared to $11.6 million as of December 31, 2019.

For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

Recent Business Highlights:

●	During the first quarter, Cyren renewed two of its largest threat intelligence customers to multi-year, multi-million dollar contracts using the company’s embedded threat detection services.

●	On March 17, 2020, Cyren announced a private placement with a select group of accredited investors for the purchase of $10.25 million aggregate principal amount of convertible debentures.

●	In April, Cyren launched a new cloud-based email security product targeting enterprise customers who are trying to cope with the growing phishing problem. Cyren Inbox Security is fully integrates within Microsoft 365 (formerly Office 365), and is the first service to combine continuous email monitoring and threat detection with automated response and remediation.

●	Cyren also announced in April, a distribution agreement with Arrow Electronics to distribute Cyren Inbox Security in Europe, the Middle East, and Africa (EMEA). “Our digitally transformed world introduces organisations to a growing number of new and evolving security threats - it’s important to stay ahead of the curve and make sure that weaknesses in corporate distributed infrastructure aren’t exploited and working with Cyren Inbox Security in EMEA will provide a way for customers to eliminate and protect a business and its employees,” explained Alexis Brabant, vice president sales of Arrow`s enterprise computing solutions business in EMEA.

Financial Results Conference Call:

The company will host a conference call at 10 a.m. Eastern Time (5 p.m. Israel Time) on Wednesday, May 13, 2020 to discuss first quarter results.

U.S. Dial-in Number:	1-877-407-0312
Israel Dial-in Number:	1-80-940-6247
International Dial-in Number:	1-201-389-0899

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the following link: https://webcasts.eqs.com/cyren20200513/en.

For those unable to participate in the live conference call, a replay will be available until May 27, 2020. To access the replay, the U.S. dial in number is 1-877-660-6853 and the non-U.S. dial in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13703081. An archived version of the webcast will also be available on the investor relations section of the company's website at https://ir.cyren.com/events.

About Cyren:

More than 1.3 billion users around the world rely on Cyren's cloud security solutions to protect them against cyber attacks and data loss every day. Powered by GlobalView, Cyren’s global security cloud that identifies emerging threats on a global basis in real-time, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with threat detection services, threat intelligence and enterprise email security products for leading email providers, cybersecurity vendors, service providers and enterprises. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

Facebook: www.facebook.com/CyrenWeb

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Use of Non-GAAP Financial Measures:

Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company's performance exclusive of non-cash charges and other items that are considered by management to be outside of the company's core operating results. The company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.

These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company's current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as "expect," "plan," "estimate," "anticipate," or "believe" are forward-looking statements. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company's publicly filed reports, which are available through www.sec.gov.

Company Contact
Mike Myshrall, CFO
Cyren
+1.703.760.3320
mike.myshrall@cyren.com

CYREN LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts)

	Three months ended
	March 31
	2020	2019
	Unaudited	Unaudited

Revenues	$9,649	$9,655

Cost of revenues	3,598	4,000

Gross profit	6,051	5,655

Operating expenses:

Research and development, net	3,344	4,177

Sales and marketing	3,036	3,856

General and administrative	2,214	2,432

Total operating expenses	8,594	10,465

Operating loss	(2,543)	(4,810)

Other income, net	6	248

Financial expenses, net	(231)	(53)

Loss before taxes	(2,768)	(4,615)

Tax benefit	17	39

Net loss	$(2,751)	$(4,576)

Loss per share - basic and diluted	$(0.05)	$(0.08)

Weighted average number of shares outstanding:
Basic and Diluted	59,684	54,177

CYREN LTD.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands of U.S.dollars, except per share amounts)

	Three months ended
	March 31
	2020	2019
	Unaudited	Unaudited

GAAP gross profit	$6,051	$5,655
GAAP gross margin	63%	59%
Plus:
Stock-based compensation expense	44	29
Amortization of intangible assets	431	839
Non-GAAP gross profit	6,526	6,523
Non-GAAP gross margin	68%	68%

GAAP operating loss	(2,543)	(4,810)
Plus:
Stock-based compensation expense	645	269
Amortization of intangible assets	560	963
Capitalization of technology	(1,213)	(742)
Settlement of litigation, net	-	-
Non-GAAP operating loss	(2,551)	(4,320)

GAAP net loss	(2,751)	(4,576)
Plus:
Stock-based compensation expense	645	269
Amortization of intangible assets	560	963
Adjustment to earn-out liabilities	-	-
Amortization of deferred tax assets	(48)	(57)
Gain from an earn-out liability settlement	-	(256)
Settlement of litigation, net	-	-
Capitalization of technology	(1,244)	(770)
Non-GAAP net loss	$(2,838)	$(4,427)

Numerator for non-GAAP EPS calculation	$(2,838)	$(4,427)
Non-GAAP net loss per share	$(0.05)	$(0.08)

GAAP weighted-average shares used to compute net loss per share	59,684	54,177

CYREN LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)

	March 31	December 31
	2020	2019
	Unaudited
Assets
Current Assets:
Cash and cash equivalents	$15,061	$11,551
Trade receivables, net	2,830	2,187
Deferred commissions	1,101	948
Prepaid expenses and other receivables	1,141	819
Total current assets	20,133	15,505

Long-term deferred commissions	1,465	1,580
Long-term lease deposits	859	767
Operating lease right-of-use assets	11,843	8,695
Severance pay fund	550	659
Property and equipment, net	5,157	4,410
Intangible assets, net	9,609	8,966
Goodwill	19,974	20,246
Total long-term assets	49,457	45,323
Total assets	$69,590	$60,828

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$2,044	$1,184
Employees and payroll accruals	3,443	3,427
Accrued expenses and other liabilities	1,036	1,145
Operating lease liabilities	1,876	1,946
Deferred revenues	5,314	7,208
Total current liabilities	13,713	14,910

Deferred revenues	1,727	1,956
Convertible notes	10,000	10,000
Convertible debentures	9,447	-
Long-term operating lease liabilities	10,364	7,174
Deferred tax liability	720	796
Accrued severance pay	679	811
Other liabilities	623	470
Total long-term liabilities	33,560	21,207

Shareholders’ equity	22,317	24,711
Total liabilities and shareholders’ equity	$69,590	$60,828

CYREN LTD.

CONDENSED CONSOLIDATED CASH FLOW DATA

(in thousands of U.S. dollars)

	Three months ended
	March 31
	2020	2019
Cash flows from operating activities:	Unaudited	Unaudited

Loss	$(2,751)	$(4,576)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain (loss) on disposal of property and equipment	(13)	1
Depreciation	618	461
Stock-based compensation	645	269
Amortization of intangible assets	560	966
Amortization of deferred commissions	350	(332)
Amortization of operating lease right-of-use assets	389	351
Interest on convertible notes	141	140
Interest and amortization of debt issuance costs on Convertible Debentures	24	-
Other income related to the earn-out consideration	-	(256)
Deferred taxes, net	(64)	(69)

Changes in assets and liabilities:
Trade receivables	(652)	678
Prepaid expenses and other receivables	(326)	(738)
Deferred commissions	(388)	407
Change in long-term lease deposits	(114)	20
Trade payables	45	(405)
Employees and payroll accruals, accrued expenses and other liabilities	(491)	(274)
Deferred revenues	(2,073)	2,463
Accrued severance pay, net	(23)	41
Operating lease liabilities	(420)	(365)
Other long-term liabilities	153	(111)
Net cash used in operating activities	(4,390)	(1,329)

Cash flows from investing activities:

Proceeds from sale of property and equipment	2	-
Capitalization of technology	(1,001)	(627)
Purchase of property and equipment	(558)	(544)
Net cash used in investing activities	(1,557)	(1,171)

Cash flows from financing activities:

Proceeds from convertible debenture, net of debt issuance costs	9,442	-
Payment of earn-out consideration	-	(2,680)
Proceeds from options exercised	-	189
Net cash provided (used) by financing activities	9,442	(2,491)
Effect of exchange rate changes on cash	(6)	(126)
Increase (decrease) in cash, cash equivalents and restricted cash	3,489	(5,117)
Cash, cash equivalents and restricted cash at the beginning of the period	12,127	18,156
Cash, cash equivalents and restricted cash at the end of the period	$15,616	$13,039

Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flow:
Cash and cash equivalents	$15,061	$12,444
Restricted cash included in long-term restricted lease deposits	555	595

Total cash, cash equivalents and restricted cash	$15,616	$13,039